UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

CAPMARK FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

116 Welsh Road Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 328-4622

Not applicable.

(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 9, 2009, Capmark Financial Group Inc. (the “Company”) entered into Amendment No. 5 to the Bridge Loan Agreement (“Bridge Loan Amendment 5”), among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.  Bridge Loan Amendment 5 amends the Bridge Loan Agreement, as amended by Amendment No. 1 to the Bridge Loan Agreement dated as of December 7, 2006, Amendment No. 2 to the Bridge Loan Agreement dated as of June 30, 2008, Amendment No. 3 to the Bridge Loan Agreement dated March 23, 2009 and Amendment No. 4 to the Bridge Loan Agreement dated March 24, 2009.  Bridge Loan Amendment 5 further extends the maturity date of the bridge loan to April 20, 2009 with respect to the holders of approximately 94% of the outstanding principal balance under the Bridge Loan Agreement (the “Extending Lenders”).

The Company paid a fee to each Extending Lender in an amount equal to 0.15% of the aggregate principal amount of such Extending Lender’s outstanding loans under the Bridge Loan Agreement.

We have not repaid one holder of $48 million principal amount of the bridge loan who did not execute Bridge Loan Amendment 5 and did not agree to either of the prior extensions of the bridge loan maturity date.  In connection with the non-repayment, such holder has commenced litigation against the Company.

Under the Bridge Loan Agreement, the failure to pay any amount at maturity may be declared an event of default by the Agent upon the request or direction of the Majority Lenders (as defined in the Bridge Loan Agreement).  Pursuant to Bridge Loan Amendment 5, the Majority Lenders waived any event of default arising directly from the Company’s failure to repay in full the principal amount of, and interest on, the loans of any non-Extending Lender until April 20, 2009.  The Majority Lenders also agreed to forbear (and to instruct the Agent to forbear) from exercising any right or remedy under the Bridge Loan Agreement as a result of the occurrence and continuance of an event of default arising from any such non-payment.

The foregoing description of Bridge Loan Amendment 5 does not purport to be complete and is qualified in its entirety by reference to the full text of Bridge Loan Amendment 5, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the entry into Bridge Loan Amendment 5 is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On April 3, 2009, DK Acquisition Partners, L.P. (“DK”) filed a complaint against the Company in connection with the non-repayment of the $48 million principal amount of the bridge loan held by DK.  The complaint alleges breach of contract, breach of the covenant of good faith and fair dealing and conversion by the Company in connection with the non-repayment.  DK is seeking repayment of principal and interest due to it under the Bridge Loan Agreement, damages and attorneys’ fees and costs.  The Company was served with notice of the complaint on April 8, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amendment No. 5 to the Bridge Loan Agreement, dated as of April 9, 2009, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.

99.1	Press Release re: Bridge Loan Amendment 5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Thomas L. Fairfield
Date: April 9, 2009	Name:	Thomas L. Fairfield
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 5 to the Bridge Loan Agreement, dated as of April 9, 2009, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.

99.1	Press Release re: Bridge Loan Amendment 5